Incorporated under the Laws of the State of Nevada

NUMBER
407

SHARES
200,000,000

KLEGG

ELECTRONICS, INC.

Authorized 500,000,000 shares of common stock at par value $0.001

CUSIP 498499 10 2
SEE REVERSE FOR
CERTAIN DEFINITIONS

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933

This certifies that

DENNIS GENTLES

is the Owner of

***TWO HUNDRED MILLION ***

Fully paid and non-assessable shares of Common Stock of

KLEGG ELECTRONICS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

June 3, 2005

President

KLEGG ELECTRONICS, INC.
CORPORATE
Seal
NEVADA

COUNTERSIGNED
INTEGRITY STOCK TRANSFER
HENDERSON, NV 89014
BY
Authorized Signature